BCA

Bristol Capital Advisors, LLC

NOTIFICATION OF DISPOSITION OF COLLATERAL

Date: March 24, 2009

To: QPC Lasers, Inc.
15632 Roxford Street
Sylmar, California 91342
Fax: (818) 743-7421
Attention: Jeffrey Ungar, Chief Executive Officer

From: Bristol Investment Fund, Ltd.
c/o Bristol Capital Advisors, LLC
10990 Wilshire Boulevard, Suite 1410
Los Angeles, California 90024

Reference is made to the Security Agreement dated as of April 16, 2007 (the "Security Agreement") among QPC Lasers, Inc. (the "Company") and the holders signatory thereto of the Company's 10% Secured Convertible Debentures due April 16, 2009 and issued on April 16, 2007 in the original aggregate principal amount of $8,198,368.

We will sell all or some of the "Pledged Securities" (as that term is defined in the Security Agreement) to the highest qualified bidder in public as follows:

Day and Date: Monday, April 6, 2009

Time: 10 A.M.

Place: The Offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022.

You are entitled to an accounting of the unpaid indebtedness secured by the property that we intend to sell for a charge equal to our reasonable cost for the preparation thereof. You may request an accounting by calling us at 310-696-0333.

This Notice is made in satisfaction of Section 9-613 of the Uniform Commercial Code.